Exhibit 10.33

Deposit Control Account Agreement

Deposit Control Account Agreement dated as of 03/28/, 2022 ("Deposit Control Account Agreement") among GRIID Infrastructure LLC ("Depositor"), Customers Bank ("Depository Institution"), and Blockchain Access UK Limited, as agent (“Agent”).

Preliminary Statements. Pursuant to the terms and conditions of that certain Third Amended and Restated Credit Agreement, dated as of November 19, 2021 (the “Credit Agreement”), among GRIID Infrastructure LLC, a Delaware limited liability company, Holdings (as defined therein), each of the Lenders (as defined therein), the Agent and the other parties thereto, and that certain Amended And Restated Guaranty and Security Agreement, by and among the Grantors (as defined therein) and the Agent, dated as of November 19, 2021, (the “Security Agreement” and collectively with the Credit Agreement, the “Loan Documents”), Depositor granted to Agent for the benefit of the lenders under the Credit Agreement (“Lenders”) a security interest in and lien upon, among other things, all of Depositor's right title and interest in and to the Deposit Account (as defined below) and all funds and other property from time to time held therein or credited thereto, and all right to receive funds from the Deposit Account, and all instruments or certificates, if any, from time to time representing or evidencing the Deposit Account (collectively, the "Collateral"). Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Loan Documents.

Depositor, Agent and Depository Institution are entering into this Deposit Control Account Agreement to perfect the above-mentioned security interest in the Collateral.

1.
Notice and Acknowledgment of Security Interest. Depositor and the Agent hereby notify Depository Institution of, and Depository Institution hereby acknowledges, the security interest granted by Depositor to Agent for the benefit of the Lenders in all of the Depositor's right, title and interest in and to the Collateral.
2.
Establishment of Deposit Account. Depository Institution hereby confirms and agrees that:
(1)
Depository Institution has established account number 6856840 in the name of Depositor (such account and any successor account, the "Deposit Account"), and Depository Institution shall not close or change the name or account number of the Depository Account without the prior written consent of Agent.
(2)
Depositor irrevocably directs Depository Institution, and Depository Institution agrees, to make all notations in Depository Institution's records pertaining to the Deposit Account that are necessary or appropriate to reflect the security interest of Agent in the Collateral and to designate the Deposit Account as GRIID Infrastructure LLC Collateral Account for Blockchain Access UK Limited, as Agent.
(3)
Deposit Account is a "deposit account" within the meaning of the Uniform Commercial Code as in effect from time to time (including any successor thereto) in the State of New York.
(4)
Depository Institution is acting under this Deposit Control Account Agreement as a “bank” within the meaning of Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York.

3.
Representations and Warranties of Depository Institution. Depository Institution hereby makes the following representations, warranties and covenants:
(1)
The Deposit Account has been established as set forth in Section 2 above, and such Deposit Account will be maintained in the manner set forth in this Agreement until termination of this Deposit Control Account Agreement.
(2)
This Deposit Control Account Agreement is the valid and legally binding obligation of Depository Institution.
(3)
On the date of this Deposit Control Account Agreement and, except as provided in Section 7 hereof, the Depository Institution does not know of any claim to or interest in the Collateral or the Deposit Account, other than the interests of Depositor and Agent, and has not identified in its records any other person as a customer, secured party or similar designation with respect to the Collateral or the Deposit Account.
4.
Control of Deposit Account. Subject to the provisions of this Deposit Control Account Agreement, the Deposit Account shall be under the "control" (within the meaning of Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York) of Agent and Agent shall have the sole right to make or permit withdrawals from the Deposit Account and to exercise all rights with respect thereto from time to time as set forth in this Deposit Control Account Agreement.

Depositor irrevocably authorizes and directs Depository Institution, and Depository Institution agrees, to comply with any written instructions given by Agent and received by Depository Institution, without further notice to, or consent from, Depositor, at any time, including in connection with the delivery to Depository Institution of a notice in substantially the form set forth in Exhibit A hereto ("Notice to Transfer Funds to Agent”). Agent agrees that a Notice to Transfer Funds to Agent shall be given only after an Event of Default and all applicable cure periods have expired (as defined in the Loan Documents).

Prior to the date on which a Notice to Transfer Funds to Agent is received by Depository Institution from Agent, Agent directs Depository Institution to make transfers from the Deposit Account in accordance with the directions Depository Institution receives from Depositor.

Upon receipt by the Depository Institution of a Notice to Transfer Funds to Agent:

(1)
Depository Institution will no longer make transfers of funds specified above from the Depository Account as specified by Depositor;
(2)
Depositor directs Depository Institution, and Depository Institution agrees, to take all instructions with respect to the Collateral solely from or originated by Agent; and
(3)
Depository Institution shall cease to accept any and all instructions with respect to the Collateral from Depositor or any other person (other than Agent) and shall accept all such instructions only from Agent.

5.
Maintenance of Deposit Account. In addition to, and not in lieu of, the obligation of Depository Institution to honor instructions as agreed in Section 4 of this Deposit Control Account Agreement, Depository Institution agrees to maintain the Deposit Account as follows:
(1)
Statements and Confirmations. Depository Institution will promptly send copies of all statements, confirmations and other correspondence concerning the Deposit Account and/or any funds credited thereto simultaneously to each of Depositor and Agent at the address for each set forth in “Notices” (Section 9).
(2)
Tax Reporting. All items of interest, if any, recognized in the Deposit Account shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of Depositor.
(3)
A monthly fee for this service will be charged via Account Analysis. Please contact your Customers Bank representative for pricing.
6.
Other Agreements. Except as otherwise provided in “Waiver of Lien and Set-Off” (Section 7), Depositor and Depository Institution agree not to enter into any agreement with any other person (except for Agent) relating to any of the Collateral pursuant to which such person is identified in the records of Depository Institution as a person having an interest or claim against the Depository Institution with respect to any of the Collateral.

Except as otherwise provided in “Waiver of Lien and Set-Off” (Section 7), Depository Institution will not advance any credit secured by any of the Collateral, directly or indirectly, to Depositor.

All reasonable charges, fees and out-of-pocket expenses of Depository Institution incurred in connection with the performance of its duties hereunder and the maintenance and operation of the Deposit Account shall be for the account of Depositor, and Agent shall not be responsible or liable therefore.

7.
Waiver of Lien and Set-Off. To the extent that Depository Institution has or may have in the future any security interest in or lien on any of the Collateral, Depository Institution hereby waives and releases all such security interests and liens, except that the Depository Institution may retain its lien on the Collateral to secure (1) advances made by the Depository Institution in connection with the crediting of any checks that are subsequently returned unpaid because of uncollected or insufficient funds and other advances made by Depositor as part of its cash management services, all in the ordinary course of business, and (2) normal and customary fees for the Deposit Account.
8.
Limitation of Liability; Indemnification. Depository Institution shall not be liable for any loss or injury resulting from its actions or its performance or lack of performance of its duties hereunder or for its decisions in the absence of gross negligence or willful misconduct on its part. In no event shall Depository Institution be liable for (1) acting in accordance with instructions from Depositor or, after the delivery of a Notice to Transfer Funds to Agent, from Agent; (2) special, consequential or punitive damages; (3) losses due to forces beyond the control of the Depository Institution, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; (4) the acts of omissions of its agents so long as the selection of such agents was not grossly negligent or an act of willful misconduct; or (5) loss or injury caused by the fraudulent or criminal acts of third parties.

Depositor hereby agrees to indemnify and hold harmless Depository Institution against any claims, liabilities, expenses or losses in any way arising out of or related to this Deposit Control Account Agreement (including reasonable attorneys' fees and out-of-pocket disbursements), except to the extent that the claims, liabilities, expenses or losses are caused by the gross negligence or willful misconduct of the Depository Institution. The provisions of this Section shall survive the termination of this Deposit Control Account Agreement.

9.
Notices. Any notice, request or other communication required or permitted to be given under this Deposit Control Account Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by facsimile or other electronic means and electronic confirmation of error free receipt is received or two days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the following address (any party may change its address in the manner set forth in this Section):
(1)
if to Depositor, to it at c/o GRIID Infrastructure LLC, 2577 Duck Creek Road, Cincinnati, OH 45212 Attention: James D. Kelly III (Telephone No.(513) 405-6963; e-mail trey@griid.com), with a copy to Allan Wallander, 4300 South Beach Parkway, Unit 2305, Jacksonville Beach, FL 32250 (Email: al@griid.com), and Alexander Fraser, 147 Shore Road, Old Greenwich, CT 06870 (Email:

alec@griid.com);

(2)
if to the Depository Institution, to it at 99 Bridge St., Phoenixville, PA 19406, Attention of: Commercial Operations; and to Customers Bank, Attn: Digital Asset Group, 101 Park Avenue, Suite 1101, New York, NY 10178 (e-mail: digitalassetgroup@CustomersBank.com)
(3)
if to the Agent, to it at 1450 Brickell Ave, Suite 2780, Miami, FL 33131, Attention of: Macrina Kgil (E-mail macrina@blockchain.com); with a copy to Kevin Grumberg at Goodwin Procter LLP, The New York Times Building, 620 Eighth Avenue, New York, NY 10018.
10.
Termination. This Deposit Control Account Agreement shall remain in effect until receipt by the Depository Institution of written notice from Agent in substantially the form set forth in Exhibit B hereto ("Notice of Termination"). Upon the termination of this Deposit Control Account Agreement in accordance with this Section 10, all funds remaining in the Deposit Account shall be transferred to the control of the Depositor. The rights and powers granted to Agent in this Deposit Control Account Agreement are powers coupled with an interest and will not be affected by the insolvency or bankruptcy of Depositor nor by the lapse of time.
11.
Choice of Law. This Deposit Control Account Agreement and the Deposit Account shall be governed by, and construed in accordance with, the laws of the State of New York. Regardless of any other provision in any other agreement, for purposes of the Uniform Commercial Code, the State of New York shall be deemed to be Depository Institution's jurisdiction (within the meaning of the Uniform Commercial Code as in effect from time to time (including any successor thereto) in the State of New York), and the Deposit Account shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflicts of law provisions.

12.
Counterparts. This Deposit Control Account Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart of this Deposit Control Account Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Deposit Control Account Agreement.
13.
Miscellaneous. This Deposit Control Account Agreement does not create any obligation or duty of Depository Institution other than those expressly set forth herein. No amendment, supplement or other modification of this Deposit Control Account Agreement or any waiver of any right hereunder, shall be binding on any party to this Deposit Control Account Agreement, unless it is in writing and signed by each of the parties to this Deposit Control Account Agreement. Section headings have been inserted in this Deposit Control Account Agreement for convenience only and shall not affect the construction of, or be taken into consideration in interpreting, this Deposit Control Account Agreement. In the event any one or more of the provisions contained in this Deposit Control Account Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. The provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby. This Deposit Control Account Agreement and the exhibits hereto constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. To the extent the terms and conditions of this Deposit Control Account Agreement conflict with the terms and conditions of any other agreement between Depository Institution and Depositor, or between Depository Institution and Agent, the terms and conditions of this Deposit Control Account Agreement shall prevail. The fees to be charged by Depository are set forth in the Appendix attached to this Deposit Control Account Agreement.
14.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS DEPOSIT CONTROL ACCOUNT AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS DEPOSIT CONTROL ACCOUNT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Signatures			Address for Notices
Depositor	“Depositor” Name	GRIID Infrastructure LLC	c/o GRIID Infrastructure LLC 2577 Duck Creek Road Cincinnati, OH 45212
	Signer Name	James D. Kelly III
	Title	Chief Executive Officer
Signature
Agent	“Agent” Name	Blockchain Access UK Limited	1450 Brickell Ave, Suite 2780, Miami, FL 33131
	Signer Name	Macrina Kgil
	Title	Chief Financial Officer
Signature
Depository Institution	“Depository Institution” Name	Customers Bank	99 Bridge St. Attn: Commercial Operations Phoenixville, PA 19460
	Signer Name	Oleg Karaman
	Title	Senior Client Manager
Signature